EXHIBIT 10.1

                                                                   CONFIDENTIAL

                                    AGREEMENT

        This Agreement is made and dated as of April 18, 1999 among Embrex, Inc., a North Carolina corporation ("Embrex"), Micro Cap Partners, L.P., a Delaware limited partnership ("Micro Cap"), Palo Alto Investors, Inc., a California corporation ("Palo Alto"), Walter Smiley, a resident of Arkansas, and William L. Edwards, a resident of California. Mr. Smiley and Mr. Edwards are executing this Agreement only for purposes of Sections 3(a) and Sections 3(b) and (c), respectively.

        For good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereby agree as follows:

        1. Agreements of Embrex.

           (a) As soon as practicable, but no later than Friday, April 23, 1999, Embrex shall increase the number of directors of Embrex from seven to eight, thereby creating a vacancy, and shall elect Mr. Smiley as a director of Embrex.

           (b) Embrex shall include Mr. Smiley as a nominee for director at Embrex's next Annual Meeting of Shareholders, scheduled for May 20, 1999 (the "1999 Annual Meeting").

           (c) As soon as practical, but no later than Friday, April 23, 1999, Embrex shall amend its Amended and Restated Bylaws (restated effective May 21,
1998) so that Article III, Section 4 shall read in its entirety as follows:

               "SECTION 4. Special Meetings. Special meetings of shareholders may be called at any time by any two directors. Only business within the purpose or purposes described in the meeting notice specified in Section 6 of this Article may be conducted at a special meeting of shareholders."

           (d) Embrex shall immediately withdraw its preliminary proxy materials filed with the Securities and Exchange Commission ("SEC") on April 9, 1999 and on April 16, 1999.

           (e) The Board of Directors of Embrex shall not at any time prior to the Embrex 2000 Annual Meeting: (i) remove Mr. Smiley as a director; or (ii) amend or directly or indirectly render ineffective Article III, Section 4 of the Embrex Amended and Restated Bylaws.

           (f) If Mr. Smiley shall be unable to fulfill his term as a director of Embrex by reason of his death, disability or resignation because of unexpected personal or family circumstances, Micro Cap shall have the right to recommend to the Board of Directors another person or persons as candidates to fill his vacancy and the Board of Directors shall consider such person or persons. The Board of Directors and Micro Cap shall use their reasonable best efforts to reach mutual agreement on a substitute for Mr. Smiley and the Board of Directors shall elect such mutually agreeable substitute to fill the vacancy as soon as practicable.

        2. Agreements of Micro Cap and Palo Alto.

           (a) Micro Cap and Palo Alto shall immediately withdraw all of their preliminary proxy materials regarding Embrex, including the preliminary proxy materials filed with the SEC on April 14, 1999.
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           (b) Micro Cap and Palo Alto hereby withdraw in its entirety the request dated December 17, 1999 that Embrex include in its proxy statement for the 1999 Annual Meeting a proposal for Embrex to retain an investment banking firm.

           (c) Micro Cap and Palo Alto hereby withdraw in its entirety the notice dated March 29, 1999, which was made by CEDE & Co. on behalf of Micro Cap, regarding the presentation at the 1999 Annual Meeting of a proposal to amend the provisions of Embrex's Bylaws pertaining to the call of special meetings of shareholders and a proposal to retain an investment banking firm.

           (d) Micro Cap and Palo Alto will not directly or indirectly make any proposals at, or bring any matters before, the 1999 Annual Meeting.

           (e) Micro Cap and Palo Alto acknowledge and agree that the only proposals to be included in Embrex's proxy materials for the 1999 Annual Meeting shall be the election of directors and the ratification of accountants.

           (f) Micro Cap and Palo Alto acknowledge and agree that all requests for inspection of corporate records and other information of Embrex made by or on behalf of Micro Cap and Palo Alto have been satisfied or withdrawn.

        3. Other Agreements.

           (a) Mr. Smiley consents and agrees to be nominated and elected, and to serve, as a director of Embrex as contemplated by this Agreement.

           (b) Mr. Edwards shall not make any proposals at, or bring any matters before, the 1999 Annual Meeting. Mr. Edwards shall cause each of Micro Cap and Palo Alto to perform its obligations under this Agreement.

           (c) Micro Cap, Palo Alto and Mr. Edwards release Embrex, and Embrex releases Micro Cap, Palo Alto and Mr. Edwards, from any and all claims, causes of action, liabilities, costs and expenses, known or unknown, arising out of related to any of the matters or materials referred to in this Agreement, including, without limitation, relating to any proposals for the 1999 Annual Meeting. The provisions of this Section 3(c) also shall apply to any affiliate, director, officer, employee, agent, partner, or representative of Embrex, Micro Cap, Palo Alto and Mr. Edwards. Nothing in this Agreement shall be construed as an admission of any liability or otherwise by any party.

           (d) This Agreement constitutes the full understanding of the parties and a complete statement of the terms of their agreement with respect to the subject matter contained herein and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. This Agreement, or any provision hereof, may not be amended, changed, modified or waived, except by written instrument signed by the parties hereto. This Agreement shall be governed by and construed under the laws of the State of North Carolina.

           (e) The parties acknowledge and agree that an award of money damages would be inadequate for the breach of this Agreement, and any such breach would cause irreparable harm; accordingly, the parties agree that in the event of any breach of this Agreement, a party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

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           (f) This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be and original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement may be executed and delivered by facsimile.



                          EMBREX, INC.



                          By:  /s/ Randall L. Marcuson
                             --------------------------------------
                                 Randall L. Marcuson
                                 President and Chief Executive Officer


                          MICRO CAP PARTNERS, L.P.

                          By: Its General Partner,
                              Palo Alto Investors, Inc.



                          By:   /s/ William L. Edwards
                             --------------------------------------
                               Name:
                               Title:


                          PALO ALTO INVESTORS, INC.



                          By:  /s/ William L. Edwards
                             --------------------------------------
                                 Name:  William L. Edwards
                                 Title:  President and Chief Executive Officer

                          /s/ Walter Smiley
                          ------------------------------------
                          WALTER  SMILEY


                          /s/ William L. Edwards
                          ------------------------------------
                          WILLIAM L.EDWARDS

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